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                                                                 EXHIBIT 11.1


                               GART SPORTS COMPANY
                 Statement re Computation of Per Share Earnings


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
                                                                                                               28 Days Ended
                                                                              Fiscal Years                      January 31
                                                                 ----------------------------------------      --------------
                                                                      1995        1996          1997                1998
                                                                 ------------  ------------ -------------      --------------
Earnings (loss) per share:                                       $      508     $    4,457  $    6,684          $    (8.005)
Net income (loss) attributable to common stock
Common and common equivalent shares outstanding:
Historical common shares outstanding at beginning of period        5,737,344      5,527,444   5,505,944            5,498,894
Effect of common stock and common stock equivalents issued                --             --          --                   --
within one year prior to initial public offering
Weighted average common equivalent shares issued                          --             --      95,150                   --
Weighted average treasury stock purchased                            (55,533)       (14,558)     (4,271)                  --
Weighted average shares of common stock                                   --             --          --            1,713,373
Weighted average shares of common and common equivalent
shares outstanding                                                 5,681,811      5,512,886   5,596,823            7,212,267
Basic earnings (loss) per share                                   $     0.09     $     0.81  $     1.21          $     (1.11)
Diluted earnings (loss) per share                                 $     0.09     $     0.81  $     1.19          $     (1.11)
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